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                                                                  Exhibit (a)(5)

                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK

                                       OF

                            MECKLERMEDIA CORPORATION
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $.01 per share (the "Shares"), of Mecklermedia Corporation, a Delaware corporation (the "Company"), are not immediately available or time will not permit all required documents to reach Harris Trust Company of New York (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                        HARRIS TRUST COMPANY OF NEW YORK

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
           By Mail:                                               By Hand/Overnight Delivery:
      Wall Street Station                                               Receive Window
         P.O. Box 1023                                                 Wall Street Plaza
    New York, NY 10268-1023                                       88 Pine Street, 19th Floor
                                                                      New York, NY 10005
                                  By Facsimile Transmission:
                                        (212) 701-7636
                                  For Information Telephone:
                                        (212) 701-7624
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     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE TRANSMISSION TO
A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

     The undersigned hereby tenders to Internet World Media, Inc., a Delaware corporation (the "Purchaser") and a wholly-owned subsidiary of Penton Media, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 15, 1998 (the "Offer to Purchase"), and in the related Letter of Transmittal (which together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

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
Number of Shares: _______________

Certificate No(s). (if available): _______________

If Share(s) will be tendered by book-entry transfer, check ONE box.

  [ ] The Depository Trust Company

  [ ] Philadelphia Depository Trust Company

Account Number: _______________

Date: _______________                                  Area Code and Telephone Number(s): _________

Name(s) of Record Holder(s): _______________           Signature(s): _______________________________
                               (PLEASE PRINT)

Address(es): _______________
                   (ZIP CODE)
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                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, hereby guarantees to deliver to the Depositary at one of its addresses set forth above either the certificates representing all tendered Shares, in proper form for transfer, a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of book-entry delivery of Shares, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal within three Nasdaq trading days after the date of execution of this Notice of Guaranteed Delivery. A "Nasdaq trading day" is any day on which The Nasdaq Stock Market, Inc.'s Nasdaq National Market is open for business.

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
Name of Firm:
             ---------------------------------------
                                                       -----------------------------------------------------
                                                                       Authorized Signature
Address:                                               Name:
         -------------------------------------------         -----------------------------------------------
                        (Zip Code)                                    (Please type or print)

                                                       Title:
-----------------------------------------------------         ----------------------------------------------

Area Code and Telephone No.:                           Date:               , 1998
                            -------------------------                            ---------------------------
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NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED
DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF
TRANSMITTAL.

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